ADVANCE DISPLAY TECHNOLOGIES, INC.
                                   FORM 10-KSB
                            FOR THE FISCAL YEAR ENDED
                                  JUNE 30, 1997


                                  EXHIBIT 10.6



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                       ADVANCE DISPLAY TECHNOLOGIES, INC.
                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made to be effective this 17th day of September, 1997, by and between Advance Display Technologies, Inc., a Colorado corporation (the "Company") located at 1251 S. Huron Street, Unit C, Denver, Colorado 80223 and Kenneth P. Warner (the "Executive) (individually referred to as the "Party" and collectively as the "Parties").

                                    RECITALS

     WHEREAS, the Executive possesses certain knowledge and skills that are beneficial to the business of the Company;

     WHEREAS, the Company desires to retain the services of the Executive to act as its President and Chief Executive Officer.

     NOW THEREFORE, to execute and deliver this Agreement and for good and valuable consideration, including Executive's continued employment with the Company and such corresponding compensation and benefits as outlined hereunder, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agrees as follows:

     1. The Services. Executive shall timely perform for the Company the services described herein and any other such other matters as determined by the Company in connection with the Company's businesses. Executive is engaged as the President and Chief Executive Officer of the Company. In such capacity, the Executive shall exercise detailed supervision over the operations of the Company subject, however, to control by the Board of Directors. The Executive shall perform all duties incident to the title of President and Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

     2. Best Efforts of Executive. The Executive shall devote his full time efforts as required by the business of the Company and to all of the duties that may be required by the terms of this Agreement to the reasonable satisfaction of the Board of Directors of the Company. The Executive shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such services shall be rendered at such place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require. The Executive agrees not to engage in any employment or consulting work or any trade or business for his account or for or on behalf of any other person, firm or corporation during the term hereof, unless the Executive obtains prior written consent from the Board of Directors of the Company. Executive acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company and, is obligated to conduct himself on behalf of the Company in a manner which reflects the best interest of the Company.

     3. Working  Facilities.  The  Executive  shall be  furnished  with all such
facilities  and  services   suitable  to  his  position  and  adequate  for  the
performance of his duties.


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     4. Expenses.  The Executive is authorized to incur reasonable and necessary expenses for promoting the business of the Company, including his out-of-pocket expenses for entertainment, travel and similar items. The Company shall reimburse the Executive for all such expenses on the presentation by the Executive, from time to time, of an itemized account of such expenditures. The itemized account of such expenditures shall be prepared in accordance with the guidelines set forth by the Internal Revenue Service. Reasonable travel expense shall include business class air travel when traveling internationally and first class upgrades not to exceed $100 per one way trip for domestic travel.

     5. Employment-At-Will. In consideration of the opportunity to work for the Company, as well as such compensation and benefits earned (as defined below), Executive agrees and acknowledges that Company may terminate Executive at any time, without notice and without cause, subject to the provisions for severance set forth in Section 10 herein. Executive further agrees that the Company has not offered, promised or implied that such employment is guaranteed for any set period of time. In addition, Executive shall not rely on any offers, promises or implications made or suggested by the Company, whether orally or in writing, that would conflict with or contradict the foregoing, unless such writing amends this Agreement according to the terms and conditions hereunder.

     6. Term. The term of employment herein (the "Term") commenced on September 17, 1997 (the "Commencement Date") and shall continue for a term of three years thereafter until September 17, 2000, unless terminated in accordance with the terms and conditions of Section 10, herein.

     7. Executive Compensation and Benefits.

          (a) Salary. The Company shall pay the Executive bi-weekly compensation on the basis of $150,000 annual salary. The Board of Directors shall review Executive's compensation annually during the Term hereof to determine whether a cost of living increase is appropriate. Notwithstanding the compensation being paid on the basis of an annual salary, the Term of the employment of this Agreement can be terminated in accordance with Section 5 and 10 herein, and all amounts due at termination are in accordance with
     Section 10, herein. All compensation payable to the Executive herein is stated in gross amounts and shall be subject to all applicable withholding taxes and any other amounts required by law to be withheld.

          (b) Benefits. The Company shall provide the Executive regular Company benefits, such as health insurance, that are made available to other Company employees.

     8. Vacation. The Executive shall be entitled to four (4) weeks of paid vacation per year. The Executive shall also be entitled to all legal holidays that the Company grants to Company employees.

     9. Stock Option.

          (a) The Executive shall be entitled to receive a non-qualified stock option from the Company to purchase 1,500,000 common shares of stock of the Company for the price of $0.1315 per share (the "Stock Option"), which Stock Option shall vest as provided herein.

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     Upon execution of this  Agreement,  the Executive shall have fully vested a stock option for 437,500 common shares of stock of the Company. The remaining options (up to 1,062,500) shall vest at the rate of 31,250 common shares of stock of the Company on the sixteenth (16th) day of each month that the Executive is employed by the Company, commencing October 16, 1997 and continuing until this Agreement is terminated or the Executive is fully vested, whichever comes first.

          (b) The Stock Options shall be governed in accordance with and subject to a Non- Qualified Stock Option Agreement prepared by the Company, in form and substance as attached Exhibit "A". The options shall be exercisable for a period of ten (10) years from the Commencement Date, subject to provisions on termination set forth in Stock Option Agreement. In the event of a public offering of the Company's stock, all issued shares of stock of the Company shall be registered. The Company in its sole discretion, can subject the shares to reasonable and customary lock up provisions.

          (c) The Stock Option shall be issued pursuant to the terms of the Advance Display Technologies, Inc. Equity Incentive Plan ("Plan") adopted by the Board of Directors on September 18, 1997, which shall govern the terms of the Option except as modified by the Non-Qualified Stock Option Agreement attached as Exhibit "A". In the event the Plan is not approved by the Company's shareholders on or before March 31, 1998, the Stock Option shall be deemed issued outside the Plan but shall none-the-less be governed by those provisions, as modified by the Non- Qualified Stock Option Agreement.

     10.  Termination and Severance.
          --------------------------

          (a) Termination by the Company With Cause. The Company may terminate this Agreement with cause at any time in accordance with the terms and conditions herein, upon immediate notice to the Executive. For the purpose of this section, "cause" shall be defined as meaning conduct by the Executive which constitutes in fact or law a breach of fiduciary duty or felonious conduct having the effect, in the opinion of the Board of Directors, of materially adversely affecting the Company or its reputation. In the event of termination by the Company with cause, the Executive shall be entitled to receive compensation based upon his prorated salary, up to the date of termination, and no severance pay or benefits of any kind.

          (b) Termination by Company Without Cause. The Company may terminate this Agreement without cause at any time, in accordance with the terms and conditions herein, upon immediate notice to the Executive. In the event of termination by the Company without cause, the Executive shall be entitled to receive compensation based upon his prorated salary, up until the date of termination, paid in accordance with the payroll schedule in existence at the time of termination, in accordance with the terms and conditions of
     Section 7 herein, plus severance pay as follows:

               (i) In the event the Executive is terminated without cause at any time during the first 12 months following the Commencement Date, the Executive shall be entitled to 3 months severance pay;

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               (ii) In the  event  the  Executive  is  terminated
          without  cause  at any time in  months  13  through  24
          following the Commencement Date, the Executive shall be entitled to 6 months severance pay; and

               (iii) In the event  the  Executive  is  terminated
          without  cause  at any time in  months  25  through  36
          following the Commencement Date, the Executive shall be entitled to 9 months severance pay; and


               (iv)  The  Executive  shall  be  entitled  to this
          severance  pay,  paid in  accordance  with the  payroll
          schedule in existence at the time of termination, in accordance with the terms and conditions of Section 7 herein. By receipt of this severance pay the Executive acknowledges that he has received all compensation due the Executive from the Company and releases the Company, of any and all claims for compensation that the Executive may have against the Company.

          (c)  The  Company  may  deliver  notification  of  termination  to the
     Executive  in  writing,   including  facsimiles,  and  shall  be  effective
     immediately upon such delivery.

          (d) Termination by Executive. Executive shall provide the Company with at least fourteen (14) days written notice of his election to resign and terminate this Agreement. In the event of termination by the Executive, the Executive shall be entitled to receive compensation based upon his prorated salary, paid in accordance with the payroll schedule in existence at the time of termination, up to the date of termination, and no severance pay or benefits, except as provided in (e) below.

          (e) Benefits Upon Termination. Effective immediately upon termination of the Executive, by either party with or without cause, all benefits programs then in place shall cease and terminate immediately except as required by applicable law, and all unvested stock options shall become null and void in accordance with the provisions herein.

          (f)  Return  of  Company  Records  and  Material.   Immediately   upon
     termination, the Executive shall return any and all records, material and tangible things to the Company.

     11. Records. Executive agrees to maintain accurate records concerning all business, strategic and marketing plans, designs, information and data concerning the Company or the Company's products, subsystems and processes (collectively, the "Proprietary Information") developed by Executive during the Term of this Agreement. Executive agrees to make all Proprietary Information available to the Company and its affiliated entities, agents, contractors and representatives (as requested by the Company) during the Term of this Agreement. Executive expressly acknowledges and agrees that all such Proprietary Information is the property of the Company and/or the appropriate affiliated entity (as designated by the Company) and will immediately deliver to the Company all Proprietary Information, in whatever form, including, but not limited to all intellectual property, such as patents and trademarks pending and/or granted throughout the world, upon the termination of this Agreement by either Party.

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     12. Confidentiality. Executive agrees that:
         ----------------

          (a) All Proprietary Information which is furnished or disclosed by or on behalf of the Company to the Executive (whether orally or in writing) shall be maintained in strict confidence and not disclosed to any third parties, directly or indirectly, by the Executive without Company's prior written consent, nor used by the Executive except for the purposes for which it is disclosed or received;

          (b) All Proprietary Information and technology acquired or developed by or on behalf of Executive hereunder shall be and remain the sole property of the Company. Any information acquired or developed by the Executive hereunder shall be returned to the Company upon request, or at the termination of this Agreement;

          (c) In the event that the Executive receives a request or is required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of the Proprietary Information, Executive agrees to notify the Company of the existence of and the terms and circumstances surrounding such a request or requirement so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, (i) Executive may disclose to any tribunal only that portion of the Proprietary Information which Executive, as advised by counsel, is legally required to disclose and shall seek assurance that confidential treatment shall be accorded such Proprietary Information, and (ii) Executive shall not be liable for such disclosure unless disclosure to any such tribunal was caused or resulted from a previous disclosure by Executive not permitted by this Agreement; and

          (d) The terms of this Section shall survive termination of this Agreement without regard to the cause of termination.

     13. Covenant Not To Compete. In consideration of the Company hiring the Executive for the services described herein and in acknowledgment of the confidential nature of the Company's business interests, Executive agrees to execute the "Covenant Not To Compete", attached as Exhibit "B", as a condition of employment. The Restrictive Period of the Covenant Not To Compete shall last only so long as the Executive is receiving severance pay as provided in Section 10, herein.

     14. Modification; Waiver; Construction. No modification to, addition to or waiver of any of the provisions of this Agreement shall be binding upon either Party unless in writing signed by the Executive and an authorized representative of the Company. No waiver by either Party of any breach by the other Party of any the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision in this Agreement. Further, no presumption shall be deemed to exist in favor or against either Party hereto as a result of the preparation, drafting and/or negotiation of this Agreement.



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     15. Opportunity to Consult Counsel.  The Parties hereto represent and agree that, prior to executing this Agreement, each has had the opportunity to consult with independent counsel concerning the terms of this Agreement.

     16. Notice. Unless specified otherwise, all notices required or permitted by this Agreement shall be in writing and shall be hand-delivered, sent by courier or certified mail, return receipt requested, postage prepaid, addressed as set forth below (except that either Party may from time to time give notice changing its address for that purpose) and shall be effective when personally delivered, one day following delivery to a recognized courier service, or if mailed, on the third day after mailing.


     If to the Company:               Gene W.  Schneider,  Chairman
                                      c/o United  International Holdings, Inc.
                                      4643 South Ulster, Suite 1300
                                      Denver, Colorado 80237

                                      with a copy to:

                                      David J. Babiarz, Esq.
                                      Overton, Babiarz & Sykes, P.C.
                                      7720 East Belleview Ave., Suite 200
                                      Englewood, Colorado 80111

     If to the Executive:             Kenneth P. Warner
                                      7756 South Forest Street
                                      Littleton, Colorado 80122

                                      with a copy to:

                                      Richard Judd, Esq.
                                      1660 Lincoln, Suite 2800
                                      Denver, Colorado 80264


     17. Survival. Notwithstanding the termination of this Agreement, any duty or obligation which has been incurred and which has not been fully observed, performed, or discharged, and any right, unconditional or conditional, which has been created and has not been fully enjoyed, enforced, observed, performed or satisfied (including, but not limited to the duties, obligations and rights with respect to Confidentiality and/or the Covenant Not To Compete) shall survive such expiration or termination until such duty or obligation has been fully observed, performed, or discharged and such right has been enforced, enjoyed or satisfied.

     18. Severability. If any provision or Attachment of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or Attachment of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or Attachment had never been contained herein.


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     19.  Waiver.  All the  rights  and  remedies  of either  party  under  this
Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act of occurrence shall not be deemed to be a consent to any other act of occurrence.


     20. Remedies. Executive acknowledges that compliance with all provisions herein is necessary to protect the business and good will of the Company and that a breach of any provision can irreparably and continuously damage the Company, for which money damages may not be adequate. Consequently, the Executive agrees that, in the event the Executive breaches any provision of this Agreement or the Covenant Not To Compete, the Company shall be entitled to preliminarily or permanently enjoin the Executive from violating this Agreement or the Covenant Not To Compete, in order to prevent the continuation of such harm, and take any other legal or equitable actions available to the Company.

     21. Alternative Dispute Resolution. Any dispute between the parties with respect to this Agreement with the exception of the Covenant not to Compete, shall be submitted to binding arbitration in Denver, Colorado before and pursuant to the rules of the American Arbitration Association. Each party shall be responsible to pay its own attorneys fees, costs and expenses, however the prevailing party shall be entitled to an award of reasonable attorneys fees, costs and expenses. The arbitrators shall have the power to award any legal or equitable remedies that would be available in proceedings conducted before a state or federal court of competent jurisdiction in Denver, Colorado. Judgment on the award of the arbitrators may be entered in any court of competent jurisdiction. All arbitration proceedings and the results thereof shall be confidential, except to the extent that any party is required to make disclosure concerning such proceedings under applicable law.

     22. Attorney Fees. In the event of any dispute, arbitration, litigation between the Parties or proceeding before any court of competent jurisdiction, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.

     23. Governing Law. The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the State of Colorado.

     24. Entire Agreement. This Agreement sets forth the full and complete understanding of the Parties hereto as of the date hereof relating to the subject matter hereof and supersedes any and all prior negotiations and dealings.

     25. Binding Upon Successors. This contract may not be assigned by the Executive without the Company's consent. Executive agrees that this Agreement shall be binding upon and shall inure to the benefit of the Company's successors, and assigns.

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                        [SPACE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF,  the Parties have executed this Agreement  effective as of the Commencement Date of employment.

                                          COMPANY:

                                          ADVANCE DISPLAY TECHNOLOGIES, INC.


                                          By:
                                              ----------------------------------
                                                   Gene W. Schneider, Chairman



                                          EXECUTIVE:


                                          --------------------------------------
                                          Kenneth P. Warner




                                        9

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                                   EXHIBIT "A"


                      NON-QUALIFIED STOCK OPTION AGREEMENT


     This Non-Qualified Stock Option Agreement (the "Agreement") is made effective as of the 17th day of September, 1997, between Advance Display Technologies, Inc., a Colorado corporation (the "Company"), and Kenneth P. Warner (the "Optionee"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Option Grant. Pursuant to the Executive Employment Agreement dated September 17, 1997 between the Company and the Optionee (the "Employment Agreement") and subject to the terms and conditions of this Agreement, the Company grants to the Optionee the right and option (the "Option") to purchase up to an aggregate of 1,500,000 shares (the "Optioned Shares") of its common stock, $.001 par value ("Common Stock"). Of that amount, options to acquire 437,500 shares of Common Stock shall be vested immediately; the remaining options (up to 1,062,500) shall vest at the rate of 31,250 shares on the sixteenth (16th) day of each month that the Optionee is employed by the Company, commencing October 16, 1997 and continuing until the Employment Agreement with Optionee is terminated or the Optionee is fully vested, whichever first occurs.

     2. Stock Option Price. The purchase price of the Optioned Shares is $0.1315 per share (the "Stock Option Price").

     3. Exercisability. The Option shall be exercisable beginning with the date of vesting and until 5:00 p.m., Mountain Daylight Time, September 17, 2007. The foregoing provisions regarding exercisability are expressly subject to the provisions of Paragraph 8 regarding termination of Optionee's employment with the Company.

     4. Manner of Exercise. The Option is exercisable by written notice to the Company, signed by the Optionee or other authorized person, in the form attached to this Option. Such notice must be accompanied by payment in full of the Stock Option Price of the Optioned Shares being purchased. Such notice and payment must either be actually delivered to the Company or sent by certified mail to the Company at 1251 South Huron, Suite C, Denver, Colorado 80223 (or at such other address as the Company may direct). Within a reasonable time after receipt of such notice and payment, the Company shall deliver to the Optionee certificates representing the Optioned Shares purchased, registered in the name of the Optionee (or such other name as the Optionee may designate in such notice), free and clear of any liens, claims, encumbrances or restrictions. Upon such exercise, the Optioned shall be deemed the record owner of the Optioned Shares purchased upon such exercise without regard to the date on which the related certificate is issued.

     5. Payment of Stock Option Prices. The Stock Option Price of any Optioned Shares purchased hereunder may be paid in any of the following ways:

          (a) by check;

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          (b) by delivery  of  certificates  representing  a number of shares of outstanding Common Shock having a fair market value (based on the closing price or, if the closing price is not reported, the average of the bid and asked prices of the Common Stock on the last trading day before the date said notice is sent by the Optionee) equal to the Stock Option Price, duly endorsed for transfer to the Company and free and clear of any lien, claim, encumbrance or restriction;

          (c) any combination of the foregoing.

     At the request of the Optionee, the Company shall cooperate in arranging a so-called "broker- assisted cashless exercise" of the Option, including entering into any agreement reasonably requested by a broker agreeing to forward the certificate representing the Optioned Shares directly to the broker.

     6. Securities Law Matters. The Company shall include the Option Shares on the first registration statement filed subsequent to the date hereof, which registration statement is an appropriate form for registration of the Option Shares. If the Option is exercised prior to effective date of such registration, at the time of exercise Optionee shall execute and deliver to the Company an investment letter containing such representations ad warranties as the Company may reasonably request to establish the availability of exemptions from the registration requirements of federal and applicable state securities laws, and the certificates representing the Optioned Shares shall bear an appropriate legend. The Optionee understands that until the registration statement is effective, the Option Shares received upon exercise of this Option shall be "restricted" within the meaning of Rule 144 of the 1933 Act.

     7. Nonassignable Option. Neither the Option nor any other rights acquired by the Optionee under this Agreement are assignable or transferable by the Optionee. Any sale, assignment, transfer, pledge or other disposition of any Option contrary to the provisions of this Agreement, and any levy or any attachment or similar process upon any Option, will be null and void. The Option may be exercised only by the Optionee during the Employee's lifetime, except as otherwise specifically provided in Section 8.

     8. Employment Termination. If the Optionee's employment with the Company is terminated prior to the expiration or exercise in full of the Option:

          (a) If such termination is by the Company for cause (as defined in the Employment Agreement), the Option may be exercised by the Optionee for a period of ninety (90) days following termination to the extent that it was exercisable on the date of termination, but otherwise shall expire.

          (b) If such termination results from the Optionee's death or disability (defined as Optionee's inability, by virtue of illness or physical or mental incapacity or disability from any cause or causes whatsoever, to perform Optionee's essential functions under the Employment Agreement, whether with or without reasonable accommodation, for a period exceeding 180 days), or is by the Optionee the Option may be exercised by the Optionee or his representative for a period of one (1) year following said termination to the extent that it was exercisable on the date of termination, but otherwise shall expire.

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          (c) If such  termination  is by the Company for any other reason other than cause, or for no reason, the Option shall become or continue to be exercisable as to all of the Optioned Shares from and after the date of such termination and through and including the expiration date stated in
     Section 3.

     9. Adjustments in Certain Events.

          (a) Stock Splits. In the event of a stock dividend, stock split or other transaction as a result of which the outstanding shares of Common Stock are divided into a larger number of shares or combined into a small number of shares, the number of Optioned Shares and the Stock Option Price shall be proportionately adjusted.

          (b) Merger, Etc. In the event of a merger, consolidation, sale of all or substantially all of the property of the Company, or reclassification, recapitalization or reorganization of the Common Stock or of the Company, in each case which results in the holders of the Company's Common Stock receiving, in exchange for or upon conversion of or in addition to their shares of Common Stock, securities, cash or other property, the Optionee shall be entitled to receive, upon any exercise of the Option after the effective date of such transaction, the securities (including Common Stock), cash or other property he would have owned or been entitled to receive had he exercised the Option immediately prior to the effective date of such transaction. If the transaction is a merger or consolidation, as a condition to the transaction, the Company shall cause the surviving or resulting entity to agree in writing for the benefit of the Optionee to deliver such securities, cash or other property upon exercise of the Option.

     10. Fractional Shares. No fractional shares shall be issued upon exercise of this Option. In lieu of any fractional shares otherwise issuable, the Company shall pay the Optionee the fair market value thereof.

     11. Withholding. When compensation income is recognized by the Optionee with respect to the Option, the Company may require (as a condition of Option exercise) the Optionee to make a withholding tax payment to the Company. The amount of such payment shall equal the amount of federal and state income tax that the Company is required to withhold with respect to the issuance of such stock. To the extent the required withholding tax payment is not timely made by the Optionee, the Company may either withhold such payment from the Optionee's cash compensation or make such other arrangements as the Board determined.

     12. General Provisions.

          (a) Delivery. Delivery of any notice or document shall occur upon actual delivery to the recipient (including receipt of telecopy or facsimile transmission), and shall be deemed delivered the third day following mailing by U.S. certified mail, postage prepaid, return receipt required, addressed to the recipient's then current mailing address. Any corporate officer or other authorized agent may receipt for any notice or document on behalf of the Company.

          (b) Equity Incentive Plan. To the extent not inconsistent with the provisions hereof, this Agreement shall be governed by the provisions of the Advance Display Technologies, Inc. Equity Incentive Plan adopted by the Board of Directors on September 18, 1997..

          (c) Amendment. This Agreement may be amended only in a written instrument signed by both parties.

          (d) Binding Effect. This Agreement is binding upon, and inures to the benefit of, the parties and their respective heirs, legal representatives and permitted successors and assigns.

          (e) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to its subject matter, and it supersedes all prior written and oral agreement.

          (f) No Waiver. No waiver of any default under this Agreement will be considered valid unless in writing, and no such waiver will be deemed as a waiver of any subsequent default of the same or similar nature.

          (g) Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Colorado.


                                              COMPANY:

                                              ADVANCE DISPLAY TECHNOLOGIES, INC.



                                              By:
                                                  ------------------------------
                                                    Gene W. Schneider, Chairman



                                              OPTIONEE:



                                              ----------------------------------
                                              Kenneth P. Warner

                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION


     The undersigned ("Optionee") hereby elects to exercise the Option (as defined in the Non-Qualified Stock Option Agreement effective September 17,
1997) as to __________ shares of the Common Stock, $.001 par value ("Common Stock"), of Advance Display Technologies, Inc. (the "Company"), at a price of $0.1315 per share. The undersigned is enclosing with this Notice payment in full of the purchase price in the following form:

     --------------------------------------------------------------------

     --------------------------------------------------------------------

     --------------------------------------------------------------------


     The certificate for the shares issuable as a result of this exercise shall be registered in the name of the Optionee (unless otherwise indicated in a writing accompanying this Notice) and delivered to the following address:

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------

     ---------------------------------------------------------------------





     The Optionee will pay the Company any amount that the Company is required to withhold as a result of this exercise.



                                                 -------------------------------
                                                 Kenneth P. Warner


                                                 -------------------------------
                                                 Social Security Number


                                                 -------------------------------
                                                 Date

                                   EXHIBIT "B"

                             COVENANT NOT TO COMPETE

     In consideration of the employment, compensation, and any and all additional compensation and benefits paid to Kenneth P. Warner (the "Executive") by Advance Display Technologies, Inc., a Colorado corporation (the "Company"), the Executive understands and specifically covenants the following:

     A. Statutory Authorization.

          1. The Company is primarily engaged in the design, production, development, manufacture, market and sale of fiber optic display screen products for a wide variety of commercial and consumer applications in the worldwide marketplace.

          2. Employment by the Company and the compensation paid to Executive by it are at least in part dependent upon the earnings or profits which accrue to the Company through its ownership of assets relating to "know how", trade secrets, inventions, patents, trademarks and copyrights.

          3. This Covenant Not To Compete ("Covenant") is necessary because Executive shall be in a position whereby he will be privy to valuable trade secrets and proprietary information owned by the Company.

          4. Executive acknowledges that he has read and understands the following Colorado Law (C.R.S. Section 8-2-113) and he agrees that this Covenant pertains to sub-sections (2)(b) and (2)(d) thereof, to wit:

          (2) Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this sub-section (2) shall not apply to:

               (b)...Any  contract  for the  protection  of trade
               secrets, and

               (d)...Executive   and  management   personnel  and
               officers and employees who constitute professional staff to executive and management personnel.

     B. Term. The term of this Covenant Not to Compete shall commence on the Commencement Date of the Employment Agreement by and Between the Executive and the Company, dated September 17, 1997 (the "Employment Agreement") and shall terminate upon the final payment of any severance pay due under the Employment Agreement (the "Term"). During Term the Executive agrees not to compete with the Company in the State of Colorado (the "Restricted Area").

     C. Restrictions. Executive understands and agrees that:

          1. He will not, directly or indirectly, own, operate, join, control, or mange, or be a director, shareholder, employee, or consultant for any business, firm, corporation, or entity which is conducting or developing any business which competes with the business of the Company in the design, construction, manufacturing, production, marketing or selling of fiber optic display screens and its related line for a wide variety of consumer and commercial applications (the "Product") if that business is located in the Restricted Area, with the exception that the Executive may be a less than 5% shareholder in a public company.

          2.   Executive   will  not,   directly   or   indirectly,   under  any
     circumstances, solicit, notify, or come in initial contact with any employee or customer of Employer during the term of this Covenant for the purposes of soliciting business or personnel away from the Company and/or its Affiliate(s).

          3. This covenant is necessary to provide the Company and its Affiliates with protection for its aforesaid valuable trade secrets which it now has or may acquire during the Executive's term of employment.

     D. Damages.  The Employment  Agreement  regarding Remedies shall control in
the  event  that  Executive   breaches  the  obligations  agreed  upon  in  this
attachment.

     E. Modification of Terms. In the event that a court of competent jurisdiction finds the terms of this Covenant to be unreasonable, unlawful or unenforceable, the Parties expressly agree that any such term shall be modified by the court to the extent necessary in order that such term shall be legally enforceable to the fullest extent of the law.

     F. Attorney Fees. In the event of a dispute, arbitration or litigation between the parties, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.

     IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of September 17, 1997.

                                              COMPANY:

                                              ADVANCE DISPLAY TECHNOLOGIES, INC.



                                              By:
                                                  ------------------------------
                                                  Gene W. Schneider, Chairman


                                              EXECUTIVE:



                                              ----------------------------------
                                              Kenneth P. Warner